As filed with the Securities and Exchange Commission on September 23, 2013

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Address of Principal Executive Offices)

ViaSat, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Keven Lippert, Esq.

Vice President, General Counsel and Secretary

ViaSat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig Garner, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value (2)	300,000 shares	$55.36(3)	$16,608,000	$2,266

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.
(2)	Covers 300,000 additional shares of our common stock available for issuance under the ViaSat, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) pursuant to an amendment to the Purchase Plan approved by our board of directors and stockholders, effective September 18, 2013. The Purchase Plan authorizes the issuance of a maximum of 2,550,000 shares of common stock. However, the offer and sale of 2,250,000 shares of common stock, which have been or may be issued under the Purchase Plan, have previously been registered pursuant to prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-40396, 333-131382 and 333-160361).
(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of ViaSat, Inc. common stock as reported on the Nasdaq Global Select Market on September 17, 2013. Pursuant to the Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall mean an amount equal to 85% of the fair market value of a share of common stock on the first or last day of an offering period, whichever is lower.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by ViaSat, Inc. (“ViaSat”) to register an additional 300,000 shares of common stock of ViaSat for issuance under the ViaSat, Inc. Employee Stock Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-40396, 333-131382 and 333-160361) are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

ViaSat hereby incorporates the following documents in this registration statement by reference:

(a)	ViaSat’s Annual Report on Form 10-K for the fiscal year ended March 29, 2013 filed with the Securities and Exchange Commission (“SEC”) on May 24, 2013;

(b)	ViaSat’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2013, filed with the SEC on August 7, 2013;

(c)	ViaSat’s Current Reports on Form 8-K filed with the SEC on April 5, 2013, May 2, 2013, May 17, 2013 and September 19, 2013;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by ViaSat’s Annual Report on Form 10-K referred to in clause (a) above; and

(e)	The description of ViaSat common stock set forth in ViaSat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

The Exhibit Index on page 4 is incorporated herein by reference as the list of exhibits required as part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 23, 2013.

ViaSat, Inc.

By:	/s/ Mark Dankberg
Mark Dankberg Chairman and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Mark Dankberg and Keven Lippert, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Dankberg Mark Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 23, 2013

/s/ Bruce Dirks Bruce Dirks	Chief Financial Officer (Principal Financial Officer)	September 23, 2013

/s/ Shawn Duffy Shawn Duffy	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2013

/s/ Robert Bowman Robert Bowman	Director	September 23, 2013

/s/ Robert Johnson Robert Johnson	Director	September 23, 2013

/s/ B. Allen Lay B. Allen Lay	Director	September 23, 2013

/s/ Jeffrey Nash Jeffrey Nash	Director	September 23, 2013

/s/ John Stenbit John Stenbit	Director	September 23, 2013

/s/ Harvey White Harvey White	Director	September 23, 2013

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Latham & Watkins LLP					X
10.1	ViaSat, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective September 18, 2013)	8-K	000-21767	10.1	09-19-13
23.1	Consent of PricewaterhouseCoopers LLP					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (see signature page)					X

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